Exhibit 99.1
News Release
For Immediate Release: December 7, 2015
H&R Block Announces Fiscal 2016 Second Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world's largest consumer tax services provider, today released its financial results for the fiscal 2016 second quarter ended October 31, 2015. The company typically reports a second quarter operating loss due to the seasonality of its tax business.
Second Quarter 2016 Highlights1

•	H&R Block Bank divestiture transaction closed; H&R Block no longer regulated as a savings and loan holding company[2]

•
Company completed key elements of its previously announced new capital structure, including the approval of a $3.5 billion share repurchase program effective through June 2019, the repurchase of $1.5 billion of H&R Block stock, the issuance of $1 billion in long-term debt and the completion of a new $2 billion line of credit[2]

•	Total revenues decreased $6 million, or 4.6%, to $128 million mainly due to the impact of foreign currency exchange rates

•	Loss per share from continuing operations of $0.54 [3]due to the seasonality of the tax business
CEO Perspective
"We are excited about the upcoming tax season, with a focus on executing our Tax Plus strategy. Our tax professionals are ready to provide the expert advice expected by our clients and our DIY software offerings are the best they have ever been" said Bill Cobb, H&R Block's president and chief executive officer. "Additionally, with the divestiture of H&R Block Bank, we have completed the final step in a multi-year journey that now allows us to take positive steps towards the capital structure that is appropriate for our business. I'm also pleased that the H&R Block Bank transition to BofI has gone smoothly, positioning us to continue offering our clients the award-winning products they've come to expect."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.

[2]
Details regarding the bank divestiture and related agreements, capital structure transactions and share repurchase program can be found in previously filed press releases issued, as well as Forms 8-K filed with the Securities and Exchange Commission in September and October of 2015.

[3]	All per share amounts are based on fully diluted shares at the end of the corresponding period.

Fiscal 2016 Second Quarter Results From Continuing Operations

	Actual		Adjusted[4]
(in millions, except EPS)	Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2015
Revenue	$128	$135	$128	$135
EBITDA	$(181)	$(148)	$(169)	$(149)
Pretax Loss	$(238)	$(201)	$(225)	$(202)
Net Loss	$(143)	$(113)	$(135)	$(114)
Weighted-Avg. Shares - Diluted	266.3	275.1	266.3	275.1
EPS	$(0.54)	$(0.41)	$(0.51)	$(0.41)

CFO Perspective
"Incurring a loss in the second quarter is typical for H&R Block," said Greg Macfarlane, H&R Block's chief financial officer. "This year we saw an elevated level of expenses driven by one time transaction costs related to the bank divestiture and capital structure actions, as well as increased amortization and other expenses related to last year's higher than normal acquisitions of independent tax preparation and franchise businesses."

Business Financial Results and Highlights5

▪	Revenues decreased 4.6% to $128 million, due primarily to the negative impact of foreign currency exchange rates in Australia and Canada.

▪
Total operating expenses increased $43 million, or 13.5%, the largest contributor of which was $20.8 million in transaction costs related to the bank divestiture and capital structure actions described below. Additionally, occupancy costs and amortization expense increased due to the annualization of expenses related to acquisitions of independent tax preparation and franchise businesses in the prior year.

▪	Pretax loss increased 18.5% to $238 million.
Discontinued Operations

▪
Sand Canyon Corporation (SCC), a separate legal entity from H&R Block, Inc., continued to engage in constructive settlement discussions with counterparties that have made a significant majority of previously denied and possible future representation and warranty claims.

▪	SCC's accrual for contingent losses related to representation and warranty claims increased $4 million from the prior quarter to $154 million.
Balance Sheet

▪
Upon divestiture of H&R Block Bank, certain liabilities, including all customer banking deposits were successfully transferred to BofI Federal Bank (BofI). The bank's net cash payment to BofI equaled approximately $419 million, which was approximately equal to the carrying value of the liabilities (including all deposit liabilities) assumed by BofI.

▪	Available for sale securities, previously held to meet regulatory requirements, were liquidated for approximately $388 million.

[4]
The company reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

[5]
Following the divestiture of H&R Block Bank, we operate as a single segment offering tax preparation and related services and products to clients in our offices or through our tax software.  Segment information for earlier periods has been consolidated into that single segment in this press release.

▪
The Company's previous committed line of credit agreement was replaced with a new five-year, $2.0 billion Credit and Guarantee Agreement. There were no outstanding borrowings under this new line of credit at October 31, 2015.

▪	Long-term debt increased due to the issuance of $650 million of 4.125% Senior Notes and $350 million of 5.250% Senior Notes.

▪	Stockholder's equity was impacted by the repurchase and subsequent retirement of 40.5 million shares of common stock for $1.5 billion, or a price of $37.00 per share.

▪
Details regarding the bank divestiture and related agreements, capital structure transactions and share repurchase program can be found in previously filed press releases issued, as well as Forms 8-K filed with the Securities and Exchange Commission in September and October of 2015.

Dividends
As previously announced, a quarterly cash dividend of 20 cents per share is payable on January 4, 2016 to shareholders of record as of December 7, 2015. The January 4 dividend payment will be H&R Block's 213th consecutive quarterly dividend since the company went public in 1962.
Investor Conference
At 8:30 a.m. EST on Tuesday, December 8, the company will hold its investor conference in New York City. H&R Block's senior leaders will outline the company's strategies and outlook, and provide a general business update including discussion of fiscal 2016 second quarter results.

The event will be broadcast live in a listen-only format for the media and public on H&R Block's investor relations website at http://investors.hrblock.com. A replay will be available on the company's website.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world's largest consumer tax services provider. More than 680 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2015, H&R Block had annual revenues of nearly $3.1 billion with 24.2 million tax returns prepared worldwide. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products. H&R Block also offers adjacent Tax Plus products and services. For more information, visit the H&R Block Newsroom at http://newsroom.hrblock.com/.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2015 in the section entitled "Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at
http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com
TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2015	2014	2015	2014

REVENUES:
Service revenues	$113,420	$115,442	$231,854	$230,915
Royalty, product and other revenues	14,995	19,186	34,279	37,299
	128,415	134,628	266,133	268,214
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	62,694	69,381	118,483	121,236
Occupancy and equipment	95,051	87,626	184,906	170,932
Provision for bad debt and loan losses	1,182	385	3,187	4,749
Depreciation and amortization	28,358	28,429	55,442	53,514
Other	39,116	35,876	77,891	68,992
	226,401	221,697	439,909	419,423
Selling, general and administrative:
Marketing and advertising	12,965	12,513	21,496	20,658
Compensation and benefits	61,593	54,353	116,262	115,317
Depreciation and amortization	13,991	10,500	27,001	19,101
Other selling, general and administrative	47,298	20,013	69,280	39,503
	135,847	97,379	234,039	194,579
Total operating expenses	362,248	319,076	673,948	614,002
Other income, net	10,505	—	10,938	523
Interest expense on borrowings	(14,181)	(13,843)	(22,756)	(27,638)
Other expenses, net	(210)	(2,282)	(5,195)	(3,486)
Loss from continuing operations before income tax benefit	(237,719)	(200,573)	(424,828)	(376,389)
Income tax benefit	(95,201)	(87,346)	(185,805)	(154,311)
Net loss from continuing operations	(142,518)	(113,227)	(239,023)	(222,078)
Net income (loss) from discontinued operations	(2,489)	1,229	(5,643)	(6,152)
NET LOSS	$(145,007)	$(111,998)	$(244,666)	$(228,230)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.54)	$(0.41)	$(0.88)	$(0.81)
Discontinued operations	(0.01)	—	(0.02)	(0.02)
Consolidated	$(0.55)	$(0.41)	$(0.90)	$(0.83)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	266,267	275,106	271,016	274,841

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2015	October 31, 2014	April 30, 2015

ASSETS
Cash and cash equivalents	$360,681	$627,490	$2,007,190
Cash and cash equivalents — restricted	42,781	55,543	91,972
Receivables, net	94,760	107,705	167,964
Deferred tax assets and income taxes receivable	145,912	197,193	174,267
Prepaid expenses and other current assets	80,458	88,270	70,283
Investments in available-for-sale securities	2,116	381,180	439,625
Total current assets	726,708	1,457,381	2,951,301
Mortgage loans held for investment, net	220,671	251,092	239,338
Property and equipment, net	298,602	318,225	311,387
Intangible assets, net	466,224	414,045	432,142
Goodwill	442,068	464,182	441,831
Deferred tax assets and income taxes receivable	11,264	37,937	13,461
Other noncurrent assets	124,360	148,428	125,960
Total assets	$2,289,897	$3,091,290	$4,515,420
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Customer banking deposits	$—	$454,860	$744,241
Accounts payable and accrued expenses	141,070	97,105	231,322
Accrued salaries, wages and payroll taxes	37,512	36,215	144,744
Accrued income taxes	67,732	147,000	434,684
Current portion of long-term debt	808	772	790
Deferred revenue and other current liabilities	319,426	339,725	322,508
Total current liabilities	566,548	1,075,677	1,878,289
Long-term debt	1,501,938	505,588	505,298
Deferred tax liabilities and reserves for uncertain tax positions	140,539	151,951	142,586
Deferred revenue and other noncurrent liabilities	108,115	119,398	156,298
Total liabilities	2,317,140	1,852,614	2,682,471
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,761	3,166	3,166
Additional paid-in capital	757,816	772,662	783,793
Accumulated other comprehensive income (loss)	(16,208)	6,577	1,740
Retained earnings	3,573	1,250,465	1,836,442
Less treasury shares, at cost	(775,185)	(794,194)	(792,192)
Total stockholders’ equity (deficiency)	(27,243)	1,238,676	1,832,949
Total liabilities and stockholders’ equity	$2,289,897	$3,091,290	$4,515,420

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2015	2014

NET CASH USED IN OPERATING ACTIVITIES	$(602,713)	$(627,577)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales, maturities of and payments received on available-for-sale securities	434,261	49,013
Principal payments on mortgage loans held for investment, net	17,006	13,451
Capital expenditures	(38,779)	(70,927)
Payments made for business acquisitions, net of cash acquired	(61,846)	(94,230)
Franchise loans:
Loans funded	(10,281)	(18,251)
Payments received	17,473	29,637
Other, net	7,246	10,585
Net cash provided by (used in) investing activities	365,080	(80,722)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	—	(400,000)
Proceeds from issuance of long-term debt	996,831	—
Customer banking deposits, net	(326,705)	(316,269)
Transfer of HRB Bank deposits	(419,028)	—
Dividends paid	(110,338)	(109,871)
Repurchase of common stock, including shares surrendered	(1,517,786)	(10,247)
Proceeds from exercise of stock options	16,875	14,477
Other, net	(37,820)	(23,392)
Net cash used in financing activities	(1,397,971)	(845,302)

Effects of exchange rate changes on cash	(10,905)	(4,216)

Net decrease in cash and cash equivalents	(1,646,509)	(1,557,817)
Cash and cash equivalents at beginning of the period	2,007,190	2,185,307
Cash and cash equivalents at end of the period	$360,681	$627,490

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$132,096	$157,680
Interest paid on borrowings	15,606	27,379
Transfers of foreclosed loans to other assets	1,450	3,155
Accrued additions to property and equipment	4,573	3,243
Conversion of investment in preferred stock to available-for-sale common stock	—	5,000

FINANCIAL RESULTS		(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2015	2014	2015	2014
Tax preparation fees:
U.S. assisted	$36,403	$31,926	$63,688	$57,415
International	35,340	42,831	71,058	84,287
U.S. digital	3,469	2,892	6,648	5,824
	75,212	77,649	141,394	147,526
Royalties	9,163	8,582	18,858	16,224
Revenues from Refund Transfers	1,948	2,154	5,363	5,573
Revenues from Emerald Card®	9,808	11,524	25,497	25,569
Revenues from Peace of Mind® Extended Service Plan	19,325	16,563	47,028	40,816
Other	12,959	18,156	27,993	32,506
Total revenues	128,415	134,628	266,133	268,214
Compensation and benefits:
Field wages	53,525	56,904	99,463	102,901
Other wages	46,127	42,368	87,996	85,561
Benefits and other compensation	24,635	24,462	47,286	48,091
	124,287	123,734	234,745	236,553
Occupancy and equipment	94,997	84,267	184,796	167,376
Marketing and advertising	12,965	12,513	21,496	20,658
Depreciation and amortization	42,349	38,929	82,443	72,615
Bad debt	1,182	385	3,187	4,749
Supplies	4,728	7,528	7,127	10,601
Other	81,740	51,720	140,154	101,450
Total operating expenses	362,248	319,076	673,948	614,002
Other income, net	10,505	—	10,938	523
Interest expense on borrowings	(14,181)	(13,843)	(22,756)	(27,638)
Other expenses, net	(210)	(2,282)	(5,195)	(3,486)
Pretax loss	(237,719)	(200,573)	(424,828)	(376,389)
Income tax benefit	(95,201)	(87,346)	(185,805)	(154,311)
Net loss from continuing operations	(142,518)	(113,227)	(239,023)	(222,078)
Net income (loss) from discontinued operations	(2,489)	1,229	(5,643)	(6,152)
Net loss	$(145,007)	$(111,998)	$(244,666)	$(228,230)

Basic and diluted loss per share:
Continuing operations	$(0.54)	$(0.41)	$(0.88)	$(0.81)
Discontinued operations	(0.01)	—	(0.02)	(0.02)
Consolidated	$(0.55)	$(0.41)	$(0.90)	$(0.83)

Weighted average basic and diluted shares	266,267	275,106	271,016	274,841

NON-GAAP FINANCIAL MEASURES
Three months ended October 31,	2015		2014
	EBITDA	Loss	EBITDA	Loss

As reported - from continuing operations	$(181,145)	$(142,518)	$(147,661)	$(113,227)

Adjustments (pretax):
Loss contingencies - litigation	71	71	44	44
Severance	—	—	238	238
Professional fees related to HRB Bank and recapitalization transactions	20,766	20,766	89	89
Gains on AFS securities, net	(8,426)	(8,426)	(965)	(965)
Gain on sales of tax offices/businesses	(26)	(26)	(899)	(899)
Tax effect of adjustments	—	(4,642)	—	570
	12,385	7,743	(1,493)	(923)

As adjusted - from continuing operations	$(168,760)	$(134,775)	$(149,154)	$(114,150)

Adjusted EPS		$(0.51)		$(0.41)

Six months ended October 31,	2015		2014
	EBITDA	Loss	EBITDA	Loss

As reported - from continuing operations	$(319,449)	$(239,023)	$(275,851)	$(222,078)

Adjustments (pretax):
Loss contingencies - litigation	689	689	272	272
Severance	—	—	1,051	1,051
Professional fees related to HRB Bank and recapitalization transactions	20,818	20,818	114	114
Gains on AFS securities, net	(8,138)	(8,138)	(24)	(24)
Gain on sales of tax offices/businesses	(26)	(26)	(899)	(899)
Tax effect of adjustments	—	(5,000)	—	(194)
	13,343	8,343	514	320

As adjusted - from continuing operations	$(306,106)	$(230,680)	$(275,337)	$(221,758)

Adjusted EPS		$(0.85)		$(0.81)

NON-GAAP FINANCIAL MEASURES
	Three months ended October 31,		Six months ended October 31,
EBITDA	2015	2014	2015	2014

Net loss - as reported	$(145,007)	$(111,998)	$(244,666)	$(228,230)

Add back :
Discontinued operations	2,489	(1,229)	5,643	6,152
Income taxes	(95,201)	(87,346)	(185,805)	(154,311)
Interest expense	14,225	13,983	22,936	27,923
Depreciation and amortization	42,349	38,929	82,443	72,615
	(36,138)	(35,663)	(74,783)	(47,621)

EBITDA from continuing operations	$(181,145)	$(147,661)	$(319,449)	$(275,851)

	Three months ended October 31,		Six months ended October 31,
Supplemental Information	2015	2014	2015	2014

Stock-based compensation expense:
Pretax	$7,858	$7,140	$13,876	$14,599
After-tax	4,910	4,465	8,677	9,085
Amortization of intangible assets:
Pretax	$17,865	$13,219	$34,479	$24,463
After-tax	11,161	8,258	21,560	15,223

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA and adjusted pretax income of continuing operations. Adjusted EBITDA and adjusted pretax income eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.